Exhibit 4.1

SPECIMEN
SPECIMEN
NUMBER
SHARES
COMMON STOCK
VALERITAS, INC.
INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE
SEE REVERSE FOR CERTAIN DEFINITIONS
CUSIP 91914K 10 9
THIS CERTIFIES THAT:
SPECIMEN
IS THE OWNER OF
FULLY PAID AND NON-ASSESSABLE SHARES OF COMMON STOCK OF $0.00001 PAR VALUE EACH OF
VALERITAS, INC.
transferable on the books of the Corporation in person or by attorney upon surrender of this certificate duly endorsed or assigned. This certificate and the shares represented hereby are subject to the laws of the State of Delaware, and to the Certificate of Incorporation and Bylaws of the Corporation, as now or hereafter amended. This certificate is not valid until countersigned by the Transfer Agent.
WITNESS the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.
COUNTERSIGNED AND REGISTERED
AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC
BROOKLYN, NY
TRANSFER AGENT AND REGISTRAR
BY.
AUTHORIZED SIGNATURE
DATED:
CHIEF FINANCIAL OFFICER
VALERITAS, INC.
CORPORATE
SEAL 2007
DELAWARE
Kristine Peterson
CHIEF EXECUTIVE OFFICER
C 1990 COLUMBIA FINANCIAL PRINTING CORP.

VALERITAS, INC.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM -	as tenants in common	UNIF GIFT MIN ACT -	Custodian

TEN ENT -	as tenants by the entireties	(Cust)	(Minor)

JT TEN -	as joint tenants with right of survivorship and not as tenants in common	under Uniform Gifts to Minors
Act
(State)

Additional abbreviations may also be used though not in the above list.

For Value Received,                      hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

Shares
of the stock represented by the within Certificate, and do hereby irrevocably constitute and appoint

Attorney
to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises.

Dated

NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATSOEVER.

Signature(s) Guaranteed

By
The Signature(s) must be guaranteed by an eligible guarantor institution (Banks, Stockbrokers, Savings and Loan Associations and Credit Unions with membership in an approved Signature Guarantee Medallion Program), pursuant to SEC Rule 17Ad-15.

THE CORPORATION IS AUTHORIZED TO ISSUE TWO CLASSES OF STOCK, COMMON STOCK AND PREFERRED STOCK. THE COMPANY WILL FURNISH WITHOUT CHARGE TO EACH SHAREHOLDER WHO SO REQUESTS, A SUMMARY OF THE POWERS, DESIGNATIONS, PREFERENCES AND RELATIVE, PARTICIPATING, OPTIONAL, OR OTHER SPECIAL RIGHTS OF EACH CLASS OF STOCK OF THE COMPANY AND THE QUALIFICATIONS, LIMITATIONS OR RESTRICTIONS OF SUCH PREFERENCES AND/OR RIGHTS, AND THE VARIATIONS IN RIGHTS, PREFERENCES AND LIMITATIONS DETERMINED FOR EACH SERIES WHICH ARE FIXED BY THE CERTIFICATE OF INCORPORATION OF THE COMPANY AND THE AUTHORITY OF THE BOARD OF DIRECTORS TO DETERMINE VARIATIONS FOR FUTURE SERIES. SUCH REQUEST MAY BE MADE TO THE OFFICE OF THE SECRETARY OF THE COMPANY OR TO THE TRANSFER AGENT.

COLUMBIA PRINTING SERVICES, LLC - www.stockinformation.com